               Report of Independent Registered Public Accounting
               Firm

To the Shareholders and Board of Directors of
Morgan Stanley Institutional Fund, Inc.

In planning and performing our audits of the financial statements of  Morgan Stanley Institutional Fund, Inc., (comprising,  Active
International  Allocation Portfolio, Emerging Markets  Portfolio,
Global   Franchise  Portfolio,  Global  Real  Estate   Portfolio,
International  Equity  Portfolio,  International  Growth   Equity
Portfolio,  International  Real Estate  Portfolio,  International
Small  Cap Portfolio, Focus Growth Portfolio, Large Cap  Relative
Value  Portfolio, Small Company Growth Portfolio, Capital  Growth
Portfolio,  U.S.  Real  Estate Portfolio, Emerging  Markets  Debt
Portfolio,  and U.S. Small/Mid Cap Value Portfolio) (the  "Fund")
as  of  and  for the year ended December 31, 2009, in  accordance with  the  standards  of the Public Company Accounting  Oversight
Board  (United States), we considered its internal  control  over
financial   reporting,  including  controls   over   safeguarding
securities, as a basis for designing our auditing procedures  for the purpose of expressing our opinion on the financial statements and  to  comply with the requirements of Form N-SAR, but not  for the  purpose of expressing an opinion on the effectiveness of the
Fund's  internal control over financial reporting.   Accordingly,
we express no such opinion.

The  management  of the Fund is responsible for establishing  and maintaining effective internal control over financial  reporting.
In  fulfilling  this responsibility, estimates and  judgments  by management  are  required  to assess the  expected  benefits  and related  costs  of  controls. A company's internal  control  over financial  reporting is a process designed to provide  reasonable assurance  regarding the reliability of financial  reporting  and the preparation of financial statements for external purposes  in accordance  with  generally  accepted  accounting  principles.  A company's  internal  control  over financial  reporting  includes those policies and procedures that (1) pertain to the maintenance of  records  that,  in reasonable detail, accurately  and  fairly reflect  the transactions and dispositions of the assets  of  the company;  (2) provide reasonable assurance that transactions  are
recorded   as  necessary  to  permit  preparation  of   financial
statements  in  accordance  with  generally  accepted  accounting principles, and that receipts and expenditures of the company are being  made  only in accordance with authorizations of management
and   directors  of  the  company;  and  (3)  provide  reasonable
assurance   regarding   prevention   or   timely   detection   of
unauthorized  acquisition,  use or  disposition  of  a  company's assets  that  could  have  a material  effect  on  the  financial statements.

Because  of  its  inherent  limitations,  internal  control  over financial  reporting  may  not prevent or  detect  misstatements.
Also,  projections of any evaluation of effectiveness  to  future periods  are  subject  to  the  risk  that  controls  may  become inadequate  because of changes in conditions, or that the  degree of compliance with the policies or procedures may deteriorate.

A  deficiency in internal control over financial reporting exists when  the  design  or  operation of  a  control  does  not  allow management or employees, in the normal course of performing their assigned  functions,  to  prevent or detect  misstatements  on  a
timely  basis.  A  material  weakness  is  a  deficiency,  or   a
combination  of deficiencies, in internal control over  financial reporting,  such  that there is a reasonable possibility  that  a
material   misstatement  of  the  company's  annual  or   interim
financial  statements  will not be prevented  or  detected  on  a timely basis.

Our  consideration of the Fund's internal control over  financial reporting  was  for the limited purpose described  in  the  first paragraph and would not necessarily disclose all deficiencies  in
internal   control  that  might  be  material  weaknesses   under
standards  established by the Public Company Accounting Oversight
Board  (United States). However, we noted no deficiencies in  the
Fund's   internal  control  over  financial  reporting  and   its
operation, including controls over safeguarding securities,  that we  consider  to be a material weakness as defined  above  as  of
December 31, 2009.

This  report is intended solely for the information  and  use  of
management   and  the  Board  of  Directors  of  Morgan   Stanley
Institutional  Fund,  Inc.,  and  the  Securities  and   Exchange
Commission  and is not intended to be and should not be  used  by anyone other than these specified parties.

                                   Ernst & Young LLP

Boston, Massachusetts
February 25, 2010